                                                                     Exhibit 4.2

===============================================================================



                         PARAGON CORPORATE HOLDINGS INC.



                    ----------------------------------------

                                  $115,000,000

                      9 5/8% SERIES A SENIOR NOTES DUE 2008
                    ----------------------------------------



                               -------------------



                               PURCHASE AGREEMENT
                           DATED AS OF MARCH 27, 1998
                               -------------------








DONALDSON, LUFKIN & JENRETTE                          CIBC OPPENHEIMER CORP.
SECURITIES CORPORATION

===============================================================================

                                                              March 27, 1998

         DONALDSON, LUFKIN & JENRETTE
            SECURITIES CORPORATION
         CIBC OPPENHEIMER CORP.
         c/o Donaldson, Lufkin & Jenrette
           Securities Corporation
         277 Park Avenue
         New York, New York  10172

         Dear Sirs:

         Paragon Corporate Holdings Inc., a Delaware corporation (the "COMPANY"), proposes to issue and sell an aggregate of $115,000,000 in principal amount of its 9 5/8% Series A Senior Notes due 2008 (the "SERIES A SENIOR NOTES") to Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") and CIBC Oppenheimer Corp. (each, an "INITIAL PURCHASERS" and, collectively, the "INITIAL PURCHASERS"), subject to the terms and conditions set forth herein. The Series A Senior Notes will be issued pursuant to the provisions of an indenture (the "INDENTURE") to be dated as of April 1, 1998 among the Company, the Subsidiary Guarantors (as defined below) and Norwest Bank Minnesota, N.A., as trustee (the "TRUSTEE"). The Series A Senior Notes and the Series B Senior Notes (as defined below) issuable in exchange therefor are collectively referred to herein as the "SENIOR NOTES." The Senior Notes will be, jointly and severally, guaranteed on a senior unsecured basis by each of the entities listed on Schedule I hereto (each a "SUBSIDIARY GUARANTOR" and together, the "SUBSIDIARY GUARANTORS"), being the Company's only domestic subsidiaries as of the Closing Date (as defined below). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture.

         The proceeds to the Company from the sale to the Initial Purchasers of the Senior Notes (the "PROCEEDS") will be used (i) to refinance substantially all indebtedness of the Company, including indebtedness incurred in connection with the acquisitions of A.B. Dick Company ("A.B. DICK") and Curtis Industries, Inc. ("CURTIS"); (ii) for general corporate purposes, including to fund future acquisitions to the extent permitted by the Indenture; (iii) to pay fees and expenses incurred in connection with the offering of the Series A Senior Notes; and (iv) to fund a dividend to the sole stockholder of the Company.

         On or prior to the Closing Date, the Company will enter into a revolving credit facility (the "NEW CREDIT AGREEMENT") with Key Corporate Capital Inc. and the other lenders thereunder. The New Credit Agreement will be guaranteed by A.B. Dick and Curtis pursuant to separate subsidiary guaranty agreements (each, a "SUBSIDIARY CREDIT GUARANTY AGREEMENT") to be executed by each of them and will be secured by a first priority lien on the accounts receivable and inventory of each of A.B. Dick and Curtis pursuant to separate security agreements (each, a "SUBSIDIARY SECURITY AGREEMENT") to be executed by each of them.

1. OFFERING MEMORANDUM. The Series A Senior Notes will be offered and sold to the Initial Purchasers pursuant to one or more exemptions from the registration requirements under the Securities Act of 1933, as amended (the "ACT"). The Company and the Subsidiary Guarantors have prepared a preliminary offering memorandum, dated March 13, 1998 (the "PRELIMINARY OFFERING MEMORANDUM") and a final offering memorandum, dated March 27, 1998 (the "OFFERING MEMORANDUM"), relating to the Series A Senior Notes and the Subsidiary Guarantees.

         Upon original issuance thereof, and until such time as the same is no longer required pursuant to the Indenture, the Series A Senior Notes (and all securities issued in exchange therefor, in substitution thereof or upon conversion thereof) shall bear the following legend:

                  "THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER
         (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A) (1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "IAI"), (2) AGREES THAT IT WILL NOT, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION

         MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING."

         2. AGREEMENTS TO SELL AND PURCHASE. On the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained herein, the Company agrees to issue and sell to the Initial Purchasers, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, the principal amounts of Series A Senior Notes set forth opposite the name of such Initial Purchaser on Schedule II hereto at a purchase price equal to 97% of the principal amount thereof (the "PURCHASE PRICE").

         3. TERMS OF OFFERING. The Initial Purchasers have advised the Company that the Initial Purchasers will make offers (the "EXEMPT RESALES") of the Series A Senior Notes purchased hereunder on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom the Initial Purchasers reasonably believe to be "qualified institutional buyers" as defined in Rule 144A under the Act ("QIBS"), and (ii) to persons permitted to purchase the Series A Senior Notes in offshore transactions in reliance upon Regulation S under the Act (each, a "REGULATION S PURCHASER") (such persons specified in clauses (i) and (ii) being referred to herein as the "ELIGIBLE PURCHASERS"). The Initial Purchasers will offer the Series A Senior Notes to Eligible Purchasers initially at a price equal to 100% of the principal amount thereof. Such price may be changed at any time without notice.

         Holders (including subsequent transferees) of the Series A Senior Notes will have the registration rights set forth in the registration rights agreement (the "REGISTRATION RIGHTS AGREEMENT"), to be dated the Closing Date, in substantially the form of Exhibit A hereto, for so long as such Series A Senior Notes constitute "TRANSFER RESTRICTED SECURITIES" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company and the Subsidiary Guarantors will agree to file with the Securities and Exchange Commission (the "COMMISSION") under the circumstances set forth therein, (i) a registration statement under the Act (the "EXCHANGE OFFER REGISTRATION STATEMENT") relating to the Company's ___% Series B Senior Notes due 2008 (the "SERIES B SENIOR NOTES"), to be offered in exchange for the Series A Senior Notes (such offer to exchange being referred to as the "EXCHANGE OFFER") and the Subsidiary Guarantees thereof and/or (ii) a shelf registration statement pursuant to Rule 415 under the Act (the "SHELF REGISTRATION STATEMENT" and, together with the Exchange Offer Registration Statement, the "REGISTRATION STATEMENTS") relating to the resale by certain holders of the Series A Senior Notes and to use their reasonable best efforts to cause such Registration Statements to be declared and remain effective and usable for the periods specified in the Registration Rights Agreement and to consummate the Exchange Offer. This Agreement, the Indenture, the Notes, the Subsidiary Guarantees and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the "OPERATIVE DOCUMENTS."

4.       DELIVERY AND PAYMENT.

                  (a) Delivery of, and payment of the Purchase Price for, the Series A Senior Notes shall be made at the offices of Latham & Watkins or such other location as may be mutually acceptable. Such delivery and payment shall be made at 9:00 a.m. New York City time, on April 1, 1998 or at such other time on the same date or such other date as shall be agreed upon by the Initial Purchasers and the Company in writing. The time and date of such delivery and the payment for the Series A Senior Notes are herein called the "CLOSING DATE."

                  (b) One or more of the Series A Senior Notes in definitive global form, registered in the name of Cede & Co., as nominee of the Depository Trust Company ("DTC"), having an aggregate principal amount corresponding to the aggregate principal amount of the Series A Senior Notes (collectively, the "GLOBAL NOTE"), shall be delivered by the Company to the Initial Purchasers (or as the Initial Purchasers direct) in each case with any transfer taxes thereon duly paid by the Company against payment by the Initial Purchasers of the Purchase Price thereof by wire transfer in immediately available federal funds to the order of the Company or as the Company may direct. The Global Note shall be made available to the Initial Purchasers for inspection not later than 9:30 a.m., New York City time, on the business day immediately preceding the Closing Date.

         5. AGREEMENTS OF THE COMPANY AND THE SUBSIDIARY GUARANTORS. Each of the Company and the Subsidiary Guarantors hereby agrees with the Initial Purchasers as follows:

                  (a) To advise the Initial Purchasers promptly and, if requested by the Initial Purchasers, to confirm such advice in writing,
         (i) of receipt of any notification with respect to the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Series A Senior Notes or the Subsidiary Guarantees for offering or sale in any jurisdiction designated by the Initial Purchasers pursuant to Section 5(f) hereof, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority and (ii) of the happening of any event that makes any statement of a material fact made in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto) untrue or that requires the making of any additions to or changes in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto) in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Company shall use its reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of any Series A Senior Notes under any state securities or Blue Sky laws, and, if at any time any state securities commission or other regulatory authority shall issue any stop order or order suspending the qualification or exemption from qualification of any Series A Senior Notes under any state securities or Blue Sky laws, the Company shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

                  (b) Subject to paragraph (e) below, to furnish to the Initial Purchasers and those persons identified by the Initial Purchasers to the Company, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request. The Company consents to the lawful use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, by the Initial Purchasers in connection with Exempt Resales.

                  (c) Not to amend or supplement the Offering Memorandum, whether before or after the Closing Date, unless (i) the Initial Purchasers have been previously advised thereof and (ii) the Initial Purchasers have not reasonably objected thereto

         (unless in the reasonable judgment of counsel to the Company such amendment or supplement is necessary to make the statements made in the Offering Memorandum not misleading); and to prepare, promptly upon the Initial Purchasers' request, any amendment or supplement to the Offering Memorandum that may be reasonably deemed to be necessary or advisable in connection with Exempt Resales (except to the extent any such amendment or supplement requested would, in the judgment of counsel to the Company, render the statements made in the Offering Memorandum, as proposed to be amended or supplemented, misleading).

                  (d) Subject to paragraph (e) below, if, after the date hereof and prior to the completion of Exempt Resales of the Series A Senior Notes by the Initial Purchasers, any event shall occur as a result of which, in the reasonable judgment of the Company or the Initial Purchasers, it becomes necessary to amend or supplement the Offering Memorandum to comply with any law, statute, rule or regulation or to make the statements therein, in the light of the circumstances at the time that the Offering Memorandum is delivered to an Eligible Purchaser which is a prospective purchaser of the Series A Senior Notes, not misleading, to promptly prepare an appropriate amendment or supplement to the Offering Memorandum so that the statements in the Offering Memorandum, as so amended or supplemented, will comply with all applicable laws, statutes, rules and regulations and will not, in the light of the circumstances at the time it is so delivered, be misleading.

                  (e) Prior to the consummation of the Exchange Offer or the effectiveness of an applicable Shelf Registration Statement if, in the reasonable judgment of the Initial Purchasers, the Initial Purchasers or any of their respective affiliates (as such term is defined in the rules and regulations under the Act) are required to deliver a prospectus or an offering memorandum in connection with sales of, or market-making activities with respect to, the Senior Notes, (A) to periodically amend or supplement the Offering Memorandum so that the information contained in the Offering Memorandum complies with the requirements of Rule 144A of the Act, (B) to amend or supplement the Offering Memorandum when necessary to reflect any material changes in the information provided therein so that the Offering Memorandum will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances existing as of the date the Offering Memorandum is so delivered, not misleading and (C) to provide each Initial Purchaser with copies of each such amended or supplemented Offering Memorandum as each Initial Purchaser may reasonably request.

                  Subject to the terms of the Registration Rights Agreement, following the consummation of the Exchange Offer or the effectiveness of an applicable Shelf Registration Statement and for so long as the Senior Notes are outstanding, if, in the reasonable judgment of the Initial Purchasers, the Initial Purchasers or any of their respective affiliates (as such term is defined in the rules and regulations under the Act) are required to deliver a prospectus in connection with sales of, or market-making activities with respect to, such securities, (A) to periodically amend the applicable Registration Statement so that the information contained therein complies with the requirements of Section 10(a) of the Act, (B) to amend the applicable Registration Statement or supplement the related prospectus or the documents incorporated therein when necessary to reflect any material changes in the information provided therein so that the Registration Statement and the prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances existing as of the date the prospectus is so delivered, not misleading and (C) to provide each Initial Purchaser with copies of each amendment or supplement filed and such other documents as each Initial Purchaser may reasonably request.

                  The Company hereby expressly acknowledges that the indemnification and contribution provisions of Section 8 hereof are specifically applicable and relate to each Offering Memorandum, Registration Statement, prospectus, amendment or supplement referred to in this Section 5(e).

                  (f) To (i) cooperate with the Initial Purchasers and counsel for the Initial Purchasers in connection with the registration or qualification of the Series A Senior Notes and the Subsidiary Guarantees for offer and sale by the Initial Purchasers under the state securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may reasonably request, (ii) continue such qualification in effect so long as required for Exempt Resales of the Series A Senior Notes and the Subsidiary Guarantees and (iii) file such consents to service of process or other documents as may be necessary in order to effect such qualification; provided that in no event shall the Company or any Subsidiary Guarantor be obligated to qualify to do business in any jurisdiction where it is not now so qualified, or take any action which would subject it to general consent to service of process or taxation, other than as to matters and transactions relating to the Preliminary Offering Memorandum and the Offering Memorandum or Exempt Resales, in any jurisdiction where it is not now so subject.

                  (g) From and after the effective date of the Exchange Offer Registration Statement or the applicable Shelf Registration Statement and as long as any of the Senior Notes are outstanding, to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and, during the period of three years following the date of this Agreement, to deliver without charge to the Initial Purchasers, promptly upon their becoming available, (i) all reports or other publicly available information that the Company shall mail or otherwise make available to its stockholders and (ii) all reports, financial statements and proxy or information statements filed by the Company or the Subsidiary Guarantors with the Commission or any national securities exchange.

                  (h) To use the Proceeds from the sale of the Series A Senior Notes in the manner specified in the Offering Memorandum (and any amendments or supplements thereto) under the caption "Use of Proceeds."

                  (i) Not to voluntarily claim, and to resist actively any attempts to claim, the benefit of any usury laws against the holders of any Senior Notes.

                  (j) To pay and be responsible for all costs, expenses, fees and taxes in connection with, incident to or in respect of:

                           (1) the preparation, printing, filing and
                  distribution of the Preliminary Offering Memorandum and the Offering Memorandum (including, without limitation, financial statements and exhibits) and all amendments and supplements to any of them;

                           (2) the preparation, printing and delivery of the
                  Operative Documents, all preliminary and final Blue Sky memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection herewith and with the Exempt Resales (including in each case any disbursements of counsel to the Initial Purchasers relating to such printing and delivery; provided that such fees and disbursements, together with any disbursements of counsel to the Initial Purchasers reimbursed pursuant to clause (4) below, shall not exceed $20,000);

                           (3) the issuance, transfer and delivery by the
                  Company and the Subsidiary Guarantors of the Senior Notes and the Subsidiary Guarantees to the Initial Purchasers;

                           (4) the registration or qualification of the Senior
                  Notes and Subsidiary Guarantees for offer and sale under the securities or Blue Sky laws of the jurisdictions referred to in Section 5(f) hereof (including in each case, the reasonable fees and disbursements of counsel to the Initial Purchasers relating to such registration or qualification and memoranda relating thereto; provided that such fees and disbursements, together with any disbursements of counsel to the Initial Purchasers reimbursed pursuant to clause (2) above, shall not exceed $20,000);

                           (5) furnishing such copies of the Preliminary
                  Offering Memorandum and the Offering Memorandum and all amendments and supplements thereto as may be reasonably requested for use in connection with the Exempt Resales;

                           (6) the preparation of certificates for the Senior
                  Notes (including, without limitation, printing and engraving thereof);

                           (7) the fees, disbursements and expenses of the
                  Company's counsel and accountants;

                           (8) the rating of the Senior Notes by investment
                  rating agencies, if any;

                           (9) all expenses and listing fees in connection with
                  the application for quotation of the Series A Senior Notes in the National Association of Securities Dealers, Inc. ("NASD") Automated Quotation System - PORTAL ("PORTAL");

                           (10) all fees and expenses of the Company in
                  connection with approval of the Senior Notes by DTC for "book-entry" transfer;

                           (11) the fees and expenses of the Trustee and the
                  Trustee's counsel in connection with the Indenture and the Senior Notes;

                           (12) the performance by the Company of its other
                  obligations under this Agreement and the other Operative Documents; and

                           (13) all costs and expenses of the Exchange Offer and
                  any Registration Statement, as set forth in the Registration Rights Agreement.

                  (k) If this Agreement shall be terminated pursuant to any of the provisions hereof (other than a default by the Initial Purchasers) or if for any reason the Company and the Subsidiary Guarantors shall be unable or unwilling to perform their obligations hereunder, the Company and the Subsidiary Guarantors shall, except as otherwise agreed by the parties hereto, reimburse the Initial Purchasers for the fees and expenses to be paid or reimbursed pursuant to Section 5(j) above, and reimburse the Initial Purchasers for all out-of-pocket expenses (including the reasonable fees and expenses of counsel to the Initial Purchasers) reasonably incurred by the Initial Purchasers in connection with the transactions contemplated by this Agreement.

                  (l) During the period set forth in 5(o) hereof, to furnish to the Initial Purchasers, as soon as they have been prepared by the Company, a copy of any consolidated financial statements of the Company for any period subsequent to the period covered by the financial statements appearing in the Offering Memorandum.

                  (m) Not to distribute prior to the Closing Date any offering material in connection with the offering and sale of the Series A Senior Notes other than the Preliminary Offering Memorandum and the Offering Memorandum.

                  (n) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Series A Senior Notes in a manner that would require the registration under the Act of the sale to the Initial Purchasers or the Eligible Purchasers of Series A Senior Notes.

                  (o) For so long as any of the Senior Notes remain outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, to make available to any holder of Series A Senior Notes in connection with any sale thereof and any prospective purchaser of such Series A Senior Notes from such holder, the information (the "RULE 144A INFORMATION") required by Rule 144A(d)(4) under the Act.

                  (p) To cause the Exchange Offer to be made on the appropriate form to permit registered Series B Senior Notes to be offered in exchange for the Series A Senior Notes and to comply in all material respects with all applicable federal and state securities laws in connection with the Exchange Offer.

                  (q) To comply with its agreements set forth in the Registration Rights Agreement and all agreements set forth in the representation letters of the Company to DTC relating to the approval of the Senior Notes by DTC for "book-entry" transfer.

                  (r) To use its reasonable best efforts to effect the inclusion of the Series A Senior Notes in PORTAL and to obtain approval of the Senior Notes by DTC for "book-entry" transfer.

                  (s) Not to, and to cause its affiliates not to, offer, sell, contract to sell or grant any option to purchase or otherwise transfer or dispose of any Senior Notes or any other debt security issued by the Company or any of its subsidiaries (other than a private loan, credit or financing agreement with a bank or similar financing institution) or any security convertible into or exchangeable or exercisable for any such debt security, for a period of 180 days after the Closing Date, without each Initial Purchaser's prior written consent, except for (i) sales or transfers between affiliates of the Company and the Company or any of its subsidiaries and (ii) the issue and exchange of Series B Senior Notes for Series A Senior Notes in the Exchange Offer.

                  (t) To comply with all of its agreements set forth in the Registration Rights Agreement.

                  (u) To do and perform all things required or necessary to be done and performed under this Agreement by the Company that are within its control prior to the Closing Date and to satisfy all conditions on its part precedent to the delivery of the Series A Senior Notes that are within its control.

         6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SUBSIDIARY GUARANTORS. As of the date hereof, each of the Company, and as regards itself only, each of the Subsidiary Guarantors, represents and warrants to, and agrees with, the Initial Purchasers that:

                  (a) The Preliminary Offering Memorandum and the Offering Memorandum have been prepared in connection with the Exempt Resales. The Preliminary Offering Memorandum as of its date did not, and the Offering Memorandum as of its date does not and as of the Closing Date will not, and any amendment or supplement thereto will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (a) shall not apply to statements or omissions in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto) made in reliance upon or in conformity with information relating to each Initial Purchaser furnished to the Company in writing by such Initial Purchaser expressly for use therein. The Company has no knowledge of, and has not received any notifications with respect, to the issuance of any stop order preventing the use of any of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act.

                  (b) The Company and each of its direct and indirect subsidiaries (1) is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation, (2) has requisite corporate power and authority to carry on its respective business as it is currently being conducted and to own, lease and operate its respective properties, and (3) is duly qualified and in good standing as a foreign corporation registered to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not, singly or in the aggregate, have a

         Material Adverse Effect. As used herein, "MATERIAL ADVERSE EFFECT" shall mean any effect or group of related or unrelated effects that (i) would be reasonably expected, individually or in the aggregate, to result in a material adverse effect on the assets, properties, business, results of operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries, taken as a whole, or
         (ii) would interfere with, adversely affect or question the validity of
         (A) the execution, delivery and performance of any of the Operative Documents, the issuance of the Senior Notes and the Subsidiary Guarantees or the consummation of this Agreement and the transactions contemplated hereby or (B) the performance by the Company and each of its subsidiaries of its respective agreements and obligations under this Agreement or the consummation of the transactions contemplated thereby.

                  (c) All of the outstanding shares of capital stock of or other ownership interests in the Company and each of its subsidiaries has been duly authorized and validly issued, is fully paid and nonassessable; the outstanding shares of capital stock of or other ownership interests in each of the Company's subsidiaries have not been issued in violation of any preemptive or similar rights and are owned free and clear of any security interest, mortgage, pledge, claim, lien, limitation on voting rights or encumbrance (each, a "LIEN"). There are no outstanding subscriptions, rights, warrants or options to ---- acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries.

                  (d) The Company has all necessary corporate power and authority to execute, deliver and perform its obligations under each of the Operative Documents and the New Credit Agreement and to consummate the transactions contemplated by the Operative Documents and the New Credit Agreement and to issue, sell and deliver the Series A Senior Notes pursuant to this Agreement. To the extent a party thereto, each of the Subsidiary Guarantors has all necessary corporate power and authority to execute, deliver and perform its obligations under the Operative Documents, the Subsidiary Credit Guaranty Agreements and the Subsidiary Security Agreements and to consummate the transactions contemplated by the Operative Documents, the Subsidiary Credit Guaranty Agreements and the Subsidiary Security Agreements and to issue and deliver the Subsidiary Guarantees pursuant to this Agreement. On December 31, 1997, as adjusted to reflect the Offering and the application of the net proceeds therefrom, the Company would have had an authorized and outstanding consolidated cash and capitalization as set forth in the Offering Memorandum under the caption "Capitalization."

                  (e) The Company has no direct or indirect subsidiaries other than those listed on Schedule III hereto.

                  (f) None of the Company or any of its subsidiaries is (1) in violation of its respective charter or bylaws or (2) in default in the performance of any term, provision, obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or other contract, lease or other instrument to which the Company or any of its subsidiaries is a party or to which any of them or their respective properties may be subject or bound, except, in the cause of clause (2) above, for such defaults as would not, singly or in the aggregate, have a Material Adverse Effect.

                  (g) None of (A) the execution, delivery or performance by the Company and the Subsidiary Guarantors of this Agreement, the New Credit Agreement, the Subsidiary Credit Guaranty Agreements, the Subsidiary Security Agreements and the other Operative Documents, (B) the issuance and sale of the Series A Senior Notes by the Company, (C) the issuance of the Subsidiary Guarantees by the Subsidiary Guarantors and (D) the consummation by the Company and the Subsidiary Guarantors of the transactions described in the Offering Memorandum under the caption "Use of Proceeds," will conflict with or constitute a breach of any of the terms or provisions of, or a default under, or result in the imposition of a Lien on any properties of the Company or any of its subsidiaries, or an acceleration of indebtedness pursuant to, (1) the charter or bylaws of the Company or any of its subsidiaries, (2) any bond, debenture, note, or any other evidence of indebtedness, or any indenture, mortgage, deed of trust or other contract, lease or other instrument to which the Company or any of its subsidiaries is a party or by which any of them or their property is bound, or (3) any law or administrative regulation applicable to the Company, any of its subsidiaries or any of their assets or properties, or any judgment, order or decree of any court or governmental agency or authority entered in any proceeding to which the Company or any of its subsidiaries was or is now a party or to which any of them or their respective properties may be subject or bound. No consent, approval, authorization or order of, or filing or registration with, any regulatory body, administrative agency, or other governmental agency (except as securities or Blue Sky laws of the various states may require) that has not been made or obtained is required for the execution, delivery and performance of the Operative Documents, the New Credit Agreement, the Subsidiary Credit Guaranty Agreements and the Subsidiary Security Agreements and the valid issuance and sale of the Series A Senior Notes and the Subsidiary Guarantees and the transactions contemplated hereby and thereby, except where the failure to obtain such consents, approvals, authorizations or orders would not have a Material Adverse Effect. No consents or waivers from any person are required to consummate the transactions contemplated by the Operative Documents or the Offering Memorandum, other than such consents and waivers as have been or will be obtained prior to the Closing Date or, in the case of the Registration Rights Agreement and the transactions contemplated thereby, will be obtained and made under the Act, the Trust Indenture Act of 1939, as amended (the "TIA"), and state securities or Blue Sky laws and regulations.

                  (h) This Agreement has been duly authorized, executed and delivered by the Company and the Subsidiary Guarantors.

                  (i) The Indenture has been duly authorized by the Company and the Subsidiary Guarantors and when executed and delivered by the Company (assuming the due execution and delivery thereof by the Trustee) will be a legally valid and binding obligation of the Company and the Subsidiary Guarantors, enforceable against the Company and the Subsidiary Guarantors in accordance with its terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally and (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity). The Offering Memorandum contains an accurate summary, in all material respects, of the terms of the Indenture.

                  (j) The Series A Senior Notes have been duly authorized by the Company and, when issued, executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally and (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity). The Offering Memorandum contains an accurate summary, in all material respects, of the terms of the Series A Senior Notes.

                  (k) The Series B Senior Notes have been duly authorized by the Company and, when issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally and (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity). The Offering Memorandum contains an accurate summary, in all material respects, of the terms of the Series B Senior Notes.

                  (l) The Subsidiary Guarantee to be endorsed on the Series A Senior Notes by each Subsidiary Guarantor has been duly authorized by such Subsidiary Guarantor. When the Series A Senior Notes have been issued, executed and authenticated in accordance with the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement and when each Subsidiary Guarantee to be endorsed on the Series A Senior Notes has been duly executed and delivered in accordance with the Indenture, the Subsidiary Guarantee of each Subsidiary Guarantor endorsed thereon will be entitled to the benefits of the Indenture and will be the legally valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally and
         (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity). The Offering Memorandum contains an accurate summary, in all material respects, of the terms of the Subsidiary Guarantees to be endorsed on the Series A Senior Notes.

                  (m) The Subsidiary Guarantee to be endorsed on the Series B Senior Notes by each Subsidiary Guarantor has been duly authorized by such Subsidiary Guarantor. When the Series B Senior Notes have been issued, executed and authenticated in accordance with the Exchange Offer and the Indenture and delivered in exchange for the Series A Senior Notes in accordance with the terms of this Agreement and the Registration Rights Agreement and when each Subsidiary Guarantee to be endorsed on the Series B Senior Notes has been duly executed and delivered in accordance with the Indenture, the Subsidiary Guarantee of each Subsidiary Guarantor endorsed thereon will be entitled to the benefits of the Indenture and will be the legally valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as the enforceability thereof may be
         (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally and (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity). The Offering Memorandum contains an accurate summary, in all material respects, of the terms of the Subsidiary Guarantees to be endorsed on the Series B Senior Notes.

                  (n) The Registration Rights Agreement has been duly authorized by the Company and the Subsidiary Guarantors and when executed and delivered by the Company and the Subsidiary Guarantors (assuming the due execution and delivery thereof by the Initial Purchasers), will be a legally valid and binding obligation of the Company and the Subsidiary Guarantors, enforceable against the Company and the Subsidiary Guarantors in accordance with its terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally, (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity) and (iii) limited by securities laws prohibiting or limiting the availability of, and public policy against, indemnification or contribution. The Offering Memorandum contains an accurate summary, in all material respects, of the principal terms of Registration Rights Agreement.

                  (o) The New Credit Agreement has been duly authorized and when executed and delivered by the Company (assuming the due execution and delivery thereof by the other parties thereto), will be a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally and (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity). The Offering Memorandum contains an accurate summary, in all material respects, of the principal terms of the New Credit Agreement.

                  (p) The Subsidiary Credit Guaranty Agreement of A.B. Dick has been duly authorized and when executed and delivered by A.B. Dick (assuming the due execution and delivery thereof by the other parties thereto), will be a legally valid and binding obligation of A.B. Dick, enforceable against A.B. Dick in accordance with its terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally and (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity). The Offering Memorandum contains an accurate summary, in all material respects, of the principal terms of the Subsidiary Credit Guaranty Agreement of A.B. Dick.

                  (q) The Subsidiary Credit Guaranty Agreement of Curtis has been duly authorized and when executed and delivered by Curtis (assuming the due execution and delivery thereof by the other parties thereto), will be a legally valid and binding obligation of Curtis, enforceable against Curtis in accordance with its terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally and (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity). The Offering Memorandum contains an accurate summary, in all material respects, of the principal terms of the Subsidiary Credit Guaranty Agreement of Curtis.

                  (r) The Subsidiary Security Agreement of A.B. Dick has been duly authorized and when executed and delivered by A.B. Dick (assuming the due execution and delivery thereof by the other parties thereto), will be a legally valid and binding obligation of A.B. Dick, enforceable against A.B. Dick in accordance with its terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally and (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity). The Offering Memorandum contains an accurate summary, in all material respects, of the principal terms of the Subsidiary Security Agreement of A.B. Dick.

                  (s) The Subsidiary Security Agreement of Curtis has been duly authorized and when executed and delivered by Curtis (assuming the due execution and delivery thereof by the other parties thereto), will be a legally valid and binding obligation of Curtis, enforceable against Curtis in accordance with its terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally and (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity). The Offering Memorandum contains an accurate summary, in all material respects, of the principal terms of the Subsidiary Security Agreement of Curtis.

                  (t) The Tax Payment Agreement has been duly authorized and when executed and delivered by the Company and its subsidiaries and will be a legally valid and binding obligation of the Company and its subsidiaries, enforceable against the Company and its subsidiaries in accordance with its terms, except as the enforceability thereof may be
         (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally and (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity). The Offering Memorandum contains an accurate summary, in all material respects, of the principal terms of the Tax Payment Agreement.

                  (u) The Management Agreement has been duly authorized and when executed and delivered by the Company will be a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be
         (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally, (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity) and
         (iii) limited by securities laws prohibiting or limiting the availability of, and public policy against, indemnification or contribution. The Offering Memorandum contains an accurate summary, in all material respects, of the principal terms of the Management Agreement.

                  (v) The Pledge Agreement is effective to create in favor of the Trustee, for the benefit of the Holders, a legal, valid and enforceable security interest in the Collateral described therein. When stock certificates representing such Collateral are delivered to the Collateral Agent, the Pledge Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Holders in such Collateral, as security for the Obligations (as defined in the Indenture), in each case prior and superior in right to any other Person, subject to the Liens created under the New Credit Agreement.

                  (w) Except to the extent described in the Offering Memorandum there is (i) no action, suit, proceeding or investigation before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Company or any Subsidiary Guarantor, threatened or contemplated to which the Company or any of its subsidiaries is or may be a party or to which the business or property of the Company or any of its subsidiaries is subject, (ii) no law, statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or, to the best knowledge of the Company or any Subsidiary Guarantor, proposed by any governmental body or (iii) no injunction, restraining order or order of any nature by a federal or state court or other tribunal of competent jurisdiction applicable to the Company or any of its subsidiaries has been issued that, in the case of clauses (i), (ii) and (iii) above, (1) is required to be disclosed in the Offering Memorandum and that is not so disclosed, (2) might have a Material Adverse Effect, (3) would interfere with or adversely affect the issuance of the Series A Senior Notes and the Subsidiary Guarantees or (4) in any manner draw into question the validity of the Operative Documents, the Series A Senior Notes or the Subsidiary Guarantees.

                  (x) No holder of any security of the Company or any of its subsidiaries has any right or, by reason of the execution by the Company and the Subsidiary Guarantors of this Agreement, the New Credit Agreement, or any other Operative Document, the issuance and sale of the Series A Senior Notes and the Subsidiary Guarantees by the Company and the Subsidiary Guarantors, respectively, or the consummation of the transactions contemplated hereby and thereby, have the right to request or demand that the Company or any of its subsidiaries register under the Act or analogous foreign laws and regulations securities held by them.

                  (y) Neither the Company nor any of its subsidiaries is involved in any material labor dispute nor, to the knowledge of the Company or any Subsidiary Guarantor, is any material dispute threatened which, if such dispute were to occur, would have a Material Adverse Effect.

                  (z) The Company and its subsidiaries have not violated any applicable existing federal, state, local or foreign laws or regulations ("LAWS") including, but not limited to (i) safety or similar Laws applicable to its business, (ii) Laws relating to discrimination in the hiring, promotion or pay of employees, (iii) wages and hour

         Laws and (iv) provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules and regulations promulgated thereunder, except for such instances of noncompliance that, in each case, either singly or in the aggregate, would not have a Material Adverse Effect.

                  (aa) Except as set forth in the Offering Memorandum, the Company and its subsidiaries are in compliance with all applicable existing federal, state, local and foreign laws and regulations (collectively, "ENVIRONMENTAL LAWS") relating to protection of human health or the environment or imposing liability or standards of conduct concerning any Hazardous Material (as defined below), except for such instances of noncompliance that, either singly or in the aggregate, would not have a Material Adverse Effect. The term "HAZARDOUS MATERIAL" means (i) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl and (v) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law. Except as set forth in the Offering Memorandum, there is no alleged liability, or, to the best knowledge and information of the Company or any Subsidiary Guarantor, potential liability (including, without limitation, alleged or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) of the Company or any of its subsidiaries arising out of, based on, or resulting from (1) the presence or release into the environment of any Hazardous Material at any location currently or previously owned by the Company or any of its subsidiaries or at any location currently or previously used or leased by the Company or any of its subsidiaries, or (2) any violation or alleged violation of any Environmental Law, except in each case with respect to clause (1) and
         (2), alleged or potential liabilities that, singly or in the aggregate, would not have a Material Adverse Effect.

                  (bb) The Company and each of its subsidiaries owns free and clear of all Liens or possesses or has the right to use free and clear of any rights of third parties that adversely affects such use by the Company and its subsidiaries, the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "INTELLECTUAL PROPERTY") employed by it, except where the failure to own, possess or use such Intellectual Property would not, either singly or in the aggregate, have a Material Adverse Effect, and none of the Company or any of its subsidiaries has received any notice that its use of any Intellectual Property allegedly infringes upon, or conflicts with, rights asserted by others, or any notice of an action or proceedings seeking to limit, cancel or question the validity of any Intellectual Property except for such instances that, singly or in the aggregate, would not have a Material Adverse Effect if an unfavorable decision, judgment, ruling or finding is rendered against the Company or any of its subsidiaries. No other person is to the Company's or any Subsidiary Guarantor's knowledge, infringing upon any of the Intellectual Property or has notified the Company or any of its subsidiaries that it is claiming ownership of, or the right to use any Intellectual Property owned by the Company or its subsidiaries. The Company and its subsidiaries have taken all reasonable steps to protect the Intellectual Property from infringement by any other person, except where the failure to take such steps would not, individually or in the aggregate, have a Material Adverse Effect on the Company or its subsidiaries.

                  (cc) Except as set forth in the Offering Memorandum, all tax returns required to be filed by the Company and each of its subsidiaries in any jurisdiction have been filed, and all material taxes (including, but not limited to, withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from any taxing authority) have been paid other than those (i) being contested in good faith and for which adequate reserves have been provided or (ii) currently payable without penalty or interest.

                  (dd) Except as set forth in the Offering Memorandum or that, singly or in the aggregate, would not have a Material Adverse Effect,
         (i) the Company and each of its subsidiaries has (1) such permits, licenses, franchises, authorizations or approvals of governmental or regulatory authorities ("PERMITS") and has made all declarations and filings with and notices to, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals as are necessary to own, lease, operate and use its respective properties and assets and to conduct their business as presently conducted and (2) fulfilled and performed all of their material obligations with respect to the Permits, and (ii) no event has occurred that could allow, or after notice or lapse of time could allow, revocation or termination of any Permit or that could result in any other material impairment of the rights granted to the Company or any of its subsidiaries under any Permit, and the Company has no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any Permit.

                  (ee) Except as set forth in the Offering Memorandum or that, singly or in the aggregate, would not have a Material Adverse Effect,
         (i) the Company and each of its subsidiaries will have good and marketable title, free and clear of all Liens except Liens for taxes not yet due and payable and Liens granted pursuant to the New Credit Agreement to all property and assets described in the Offering Memorandum as being owned by it, (ii) each lease to which the Company and each of its subsidiaries will be a party will be valid and binding and no default will have occurred or will be continuing thereunder and (iii) the Company and its subsidiaries will enjoy peaceful and undisturbed possession under all such leases to which it will be a party as lessee.

                  (ff) The Company and each of its subsidiaries maintains insurance for their respective businesses and the value of their respective properties (including, without limitation, public liability insurance, third party property damage insurance and replacement value insurance) which the Company and its subsidiaries believe is adequate in accordance with customary industry practice to protect the Company and its subsidiaries and their businesses, and all such insurance is outstanding and in force as of the date hereof.

                  (gg) The financial statements, together with related notes forming part of the Offering Memorandum (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated in the Offering Memorandum at the respective dates or for the respective periods to which they apply, and such financial statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein and comply as to form in all material respects with the requirements applicable to registration statements on Form S-1 under the Act.

                  (hh) The unaudited pro forma financial statements included in the Preliminary Offering Memorandum and the Offering Memorandum have been based upon the historical consolidated financial statements of the Company, A.B. Dick and Curtis included in the Preliminary Offering Memorandum and the Offering Memorandum and give effect to assumptions used in the preparation thereof on a reasonable basis and in good faith. The unaudited pro forma consolidated balance sheet at December 31, 1997 included in the Preliminary Offering Memorandum and the Offering Memorandum is adjusted to give effect to the Offering and the application of the net proceeds therefrom as if such transactions had occured on December 31, 1997, as contemplated by the Preliminary Offering Memorandum and the Offering Memorandum. The unaudited pro forma consolidated statement of income for the year ended December 31, 1997 included in the Preliminary Offering Memorandum and the Offering Memorandum is adjusted to give effect to the Offering, the application of the net proceeds therefrom and the acquisition of Curtis as if such transactions had occured on January 1, 1997, as contemplated by the Preliminary Offering Memorandum and the Offering Memorandum. Such pro forma financial statements comply as to form in all material respects with the requirements applicable to pro forma financial statements included in registration statements on Form S-1 under the Act. The other pro forma financial and statistical information and data included in the

         Offering Memorandum are, in all material respects, accurately presented and prepared on a basis consistent with the unaudited pro forma consolidated financial statements. The unaudited pro forma adjustments are based on available information and certain assumptions that the Company believes are factually supportable.

                  (ii) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (1) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; and (3) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto.

                  (jj) Subsequent to the respective dates as of which information is given in the Preliminary Offering Memorandum and up to the Closing Date, except as set forth in the Offering Memorandum: (1) neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, which are material, individually or in the aggregate, to the Company and its subsidiaries, taken as a whole, nor entered into any material transactions not in the ordinary course of business; (2) there has not been any decrease in the Company's capital stock or the capital stock of the Company's subsidiaries or any increase in long-term indebtedness to meet working capital requirements or any material increase in short-term indebtedness of the Company or any of its subsidiaries, considered in the aggregate, or any payment of or declaration to pay any dividends or any other distribution with respect to the Company's or any of its subsidiaries' capital stock, as the case may be; and (3) there has not been any event or series of events that would have a Material Adverse Effect.

                  (kk) Immediately prior to and upon the issuance of the Series A Senior Notes, (i) the present fair saleable value of the assets of the Company and its subsidiaries exceeded and will exceed the amount that will be required to be paid on, or in respect of, the debts and other liabilities (including contingent liabilities) of the Company and its subsidiaries as they become absolute and matured, (ii) the assets of the Company and its subsidiaries do not constitute and will not constitute unreasonably small capital to carry out their businesses as conducted or as proposed to be conducted and (iii) the Company and its subsidiaries do not intend to, or believe that they will, incur debts or other liabilities beyond their ability to pay such debts and liabilities as they mature. The Company does not intend to permit any of its subsidiaries to incur debts or other liabilities beyond their respective ability to pay such debts and liabilities as they mature.

                  (ll) There are no contracts, agreements or understandings between the Company or any Subsidiary Guarantor and any person granting such person the right to require the Company or such Subsidiary Guarantor to file a registration statement under the Act with respect to any securities of the Company or such Subsidiary Guarantor or to require the Company or such Subsidiary Guarantor to include such securities with the Senior Notes and Subsidiary Guarantees registered pursuant to any Registration Statement.

                  (mm) Neither the Company nor any of its subsidiaries has violated any provisions of the Foreign Corrupt Practices Act or the rules and regulations thereunder, except for such violations that, singly or in the aggregate, would not have a Material Adverse Effect.

                  (nn) Neither the Company nor any of its subsidiaries nor any agent thereof acting on their behalf, has taken and none of them will take, any action that might cause this Agreement or the issuance or sale of the Series A Senior Notes to violate Regulation G (12 C.F.R.
         Part 207), Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R.
         Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System, in each case as in effect now or as the same may hereafter be in effect on the Closing Date.

                  (oo) None of the Company or its subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (b) a "holding company" or a "subsidiary company" of a holding company or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended or (c) subject to regulation under the Federal Power Act, the Interstate Commerce Act or any federal or state statute or regulation limiting its respective ability to incur indebtedness for borrowed money.

                  (pp) The Company and its subsidiaries have complied with all of the provisions of Florida H.B. 1771, codified as Section 517.075 of the Florida Statutes, and all regulations promulgated thereunder relating to issuers doing business with the Government of Cuba or with any person or any affiliate located in Cuba.

                  (qq) The accountants, Ernst & Young LLP, that have certified certain financial statements and supporting schedules included in the Offering Memorandum are independent public accountants with respect to the Company as required by the Act and the Exchange Act. The historical financial statements of the Company, together with related schedules and notes, set forth in the Offering Memorandum comply as to form in all material respects with the requirements applicable to registration statements on Form S-1 under the Act.

                  (rr) When the Series A Senior Notes and the Subsidiary Guarantees are issued and delivered pursuant to this Agreement, such Series A Senior Notes and Subsidiary Guarantees will not be of the same class (within the meaning of Rule 144A under the Act) as securities of the Company or the Subsidiary Guarantors that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

                  (ss) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act (i) has imposed (or has informed the Company or any Subsidiary Guarantor that it is considering imposing) any condition (financial or otherwise) on the Company's or any Subsidiary Guarantor's retaining any rating assigned to the Company or any Subsidiary Guarantor, any securities of the Company or any Subsidiary Guarantor or
         (ii) has indicated to the Company or any Subsidiary Guarantor that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Company, any Subsidiary Guarantor or any securities of the Company or any Subsidiary Guarantor.

                  (tt) Assuming (i) that the representations and warranties of the Initial Purchasers in Section 7 hereof are true, (ii) compliance by the Initial Purchasers with its covenants set forth in Section 7 hereof, (iii) that none of the Eligible Purchasers is an affiliate of the Company and (iv) that each of the Eligible Purchasers is a QIB or a Regulation S Purchaser, the purchase and Exempt Resales of the Series A Senior Notes pursuant hereto are exempt from the registration requirements of the Act. No form of general solicitation or general advertising was used by the Company or any of its representatives in connection with the offer and sale of the Series A Senior Notes or in connection with the Exempt Resales, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Series A Senior Notes have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

                  (uu) Set forth on Schedule IV hereto is a list of each employee pension or benefit plan with respect to which the Company or any of its subsidiaries is a party in interest or disqualified person. The execution and delivery of this Agreement, the other Operative Documents and the sale of the Series A Senior Notes to be purchased by the Eligible Purchasers will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended. The representation made by the Company in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the Eligible Purchasers as set forth in the Offering Memorandum under the Section entitled "Notice to Investors."

                  (vv) The Company and the Subsidiary Guarantors have not (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Series A Senior Notes or (ii) since the date of the Preliminary Offering Memorandum (A) sold, bid for, purchased, or paid anyone other than the Initial Purchasers any compensation for soliciting purchases of, the Series A Senior Notes or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

                  (ww) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Act.

                  (xx) The Indenture conforms as to form in all material respects with the requirements of the TIA, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder. The Indenture is not required to be qualified under the Trust Indenture Act prior to the first to occur of (i) the Exchange Offer and (ii) the effectiveness of the Shelf Registration Statement.

                  (yy) Each certificate signed by any officer of the Company or a Subsidiary Guarantor and delivered to the Initial Purchasers or counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company or such Subsidiary Guarantor to the Initial Purchasers as to the matters covered thereby.

                  (zz) None of the Company, its subsidiaries or any of its or their affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company and the Subsidiary Guarantors make no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S with respect to the Series A Senior Notes, and the Company, its subsidiaries and its or their affiliates and all persons acting on its or their behalf (other than the Initial Purchasers, as to whom the Company and the Subsidiary Guarantors make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Series A Senior Notes outside the United States.

                  (aaa) None of the Company, its subsidiaries or any of its or their affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company and the Subsidiary Guarantors make no representation) has offered or sold, or will offer or sell, the Series A Senior Notes in reliance on Regulation S in any transaction other than offshore transactions.

                  (bbb) There is no "substantial U.S. market interest" as defined in Rule 902(n) of Regulation S for the Series A Senior Notes.

                  (ccc) The sale of the Series A Senior Notes pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

                  The Company and the Subsidiary Guarantors acknowledge that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 9 hereof, counsel to the Company and the Subsidiary Guarantors and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

         7. INITIAL PURCHASERS' REPRESENTATIONS AND WARRANTIES. Each Initial Purchaser, severally and not jointly, represents and warrants to, and agrees with, the Company and the Subsidiary Guarantors:

                  (a) Such Initial Purchaser is either a QIB or an Institutional "Accredited Investor" (as defined in Rule 501(A) (1), (2), (3) or (7) of Regulation D under the Act) (an "ACCREDITED INSTITUTION"), in either case, with such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Series A Senior Notes.

                  (b) Such Initial Purchaser (i) is not acquiring the Series A Senior Notes with a view to any distribution thereof or with any present intention of offering or selling any of the Series A Senior Notes in a transaction that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (ii) will be reoffering and reselling the Series A Senior Notes only to (A) QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A, and (B) in offshore transactions in reliance upon Regulation S under the Act.

                  (c) Such Initial Purchaser agrees that no form of general solicitation or general advertising (within the meaning of Regulation D under the Act) has been or will be used by such Initial Purchaser or any of its representatives in connection with the offer and sale of the Series A Senior Notes pursuant hereto, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

                  (d) Such Initial Purchaser agrees that, in connection with Exempt Resales, such Initial Purchaser will solicit offers to buy the Series A Senior Notes only from, and will offer to sell the Series A Senior Notes only to, Eligible Purchasers. Each Initial Purchaser further agrees that it will offer to sell the Series A Senior Notes only to, and will solicit offers to buy the Series A Senior Notes only from (A) Eligible Purchasers that the Initial Purchasers reasonably believe are QIBs and (B) Regulation S Purchasers, in each case, that agree that (x) the Series A Senior Notes purchased by them may be resold, pledged or otherwise transferred within the time period referred to under Rule 144(k) (taking into account the provisions of Rule 144(d) under the Act, if applicable) under the Act, as in effect on the date of the transfer of such Series A Senior Notes, only (I) to the Company or any of its subsidiaries, (II) to a person whom the seller reasonably believes is a QIB purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A under the Act, (III) in an offshore transaction (as defined in Rule 902 under the Act) meeting the requirements of Rule 904 of the Act, (IV) in a transaction meeting the requirements of Rule 144 under the Act, (V) to an Accredited Institution that, prior to such transfer, furnishes the Trustee a signed letter containing certain representations and agreements relating to the registration of transfer of such Series A Senior Note and, if such transfer is in respect of an aggregate principal amount of Series A Senior Notes less than $250,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Act, (VI) in accordance with another exemption from the registration requirements of the Act (and based upon an opinion of counsel acceptable to the Company) or (VII) pursuant to an effective registration statement and, in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction and (y) they will deliver to each person to whom such Series A Senior Notes or an interest therein is transferred a notice substantially to the effect of the foregoing.

                  (e) Such Initial Purchaser and its affiliates or any person acting on its or their behalf have not engaged or will not engage in any directed selling efforts within the meaning of Regulation S with respect to the Series A Senior Notes or the Subsidiary Guarantees.

                  (f) The Series A Senior Notes offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

                  (g) The sale of the Series A Senior Notes offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

                  (h) Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Series A Notes in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 under the Act (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Series A Notes pursuant hereto and the Closing Date, other than in accordance with Regulation S of the Act or another exemption from the registration requirements of the Act. Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Series A Notes (including any "tombstone" advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Series A Notes, except such advertisements as permitted by and include the statements required by Regulation S.

                  (i) Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Series A Notes by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903(c)(3) under the Act, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

                  "The Series A Notes covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "ACT"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the Offering and the Closing Date, except in either case in accordance with Regulation S under the Act (or Rule 144A or to Accredited Institutions in transactions that are exempt from the registration requirements of the Act), and in connection with any subsequent sale by you of the Series A Notes covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S."

                  (j) Such Initial Purchaser agrees that the Series A Notes offered and sold in reliance on Regulation S will be represented upon issuance by a global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903(c)(3) of the Act and only upon certification of beneficial ownership of such Series A Notes by non-U.S. persons or U.S. persons who purchased such Series A Notes in transactions that were exempt from the registration requirements of the Act.

                  Each Initial Purchaser acknowledges that the Company and the Subsidiary Guarantors and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 9 hereof, counsel to the Company and the Subsidiary Guarantors and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and such Initial Purchaser hereby consents to such reliance.

8.       INDEMNIFICATION.

                  (a) The Company and each Subsidiary Guarantor agree, jointly and severally, to indemnify and hold harmless each Initial Purchaser, its directors, its officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Act or
         Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any reasonable legal or other expenses incurred in connection with investigating or defending any matter raised by a third party, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment or supplement thereto), the Preliminary Offering Memorandum or any Rule 144A Information provided by the Company or any Subsidiary Guarantor to any holder or prospective purchasers of Series A Senior Notes pursuant to Section 5(o) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to either Initial Purchaser furnished in writing to the Company by such Initial Purchaser; provided, however, that the foregoing indemnity agreement with respect to any Preliminary Offering Memorandum shall not inure to the benefit of any Initial Purchaser who failed to deliver an Offering Memorandum (as then amended or supplemented, provided by the Company to the several Initial Purchasers in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to the person asserting any losses, claims, damages and liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in the Offering Memorandum.

                  (b) Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company and the Subsidiary Guarantors, and their respective directors and officers and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company or the Subsidiary Guarantors, to the same extent as the foregoing indemnity from the Company and the Subsidiary Guarantors to the Initial Purchasers but only with reference to information relating to either Initial Purchaser furnished in writing to the Company by such Initial Purchaser expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum.

                  (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "INDEMNIFIED PARTY"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), neither Initial Purchaser shall be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of such Initial Purchaser). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by DLJ, in the case of the parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

                  (d) To the extent the indemnification provided for in this
         Section 8 is unavailable to an indemnified party or limited in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Subsidiary Guarantors, on the one hand, and each Initial Purchaser on the other hand from the offering of the Series A Senior Notes or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company and the Subsidiary Guarantors, on the one hand, and each Initial Purchaser, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Subsidiary Guarantors, on the one hand and each Initial Purchaser, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Series A Senior Notes (after underwriting discounts and commissions, but before deducting expenses) received by the Company, and the total discounts and commissions received by the Initial Purchasers bear to the total price to investors of the Series A Senior Notes, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault of the Company and the Subsidiary Guarantors, on the one hand, and each Initial Purchaser, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Subsidiary Guarantors, on the one hand, or each Initial Purchaser, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and the Subsidiary Guarantors, and each Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter raised by a third party, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, the Initial Purchasers shall not be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser exceeds the amount of any damages which the Initial Purchasers have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective principal amount of Series A Senior Notes purchased by each of the Initial Purchasers hereunder and not joint.

                  (e) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         9. CONDITIONS OF THE INITIAL PURCHASERS' OBLIGATION. The obligation of each Initial Purchaser to purchase the Series A Senior Notes under this Agreement is subject to the satisfaction of each of the following conditions:

                  (a) All the representations and warranties of the Company and the Subsidiary Guarantors contained in this Agreement shall be true and correct on the date hereof and on the Closing Date with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively. The Company and the Subsidiary Guarantors shall have performed or complied with all of the agreements and satisfied all conditions to be performed, complied with or satisfied by it on or prior to the Closing Date.

                  (b) (1) The Offering Memorandum shall have been printed and copies distributed to the Initial Purchasers not later than 9:00 a.m., New York City time, on April 1, 1998, or at such later date and time as the Initial Purchasers may approve in writing;

                  (2) no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Series A Senior Notes; and

                  (3) at the Closing Date, no stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or suspending the qualification or exemption from qualification of the Series A Senior Notes for sale in any jurisdiction designated by the Initial Purchasers pursuant to
         Section 5(f) hereof shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or, to the knowledge of the Company or any Subsidiary Guarantor, be contemplated.

                  (c) (1) Since the date of the latest balance sheet included in the Offering Memorandum, except as may be set forth or contemplated in the Offering Memorandum, there shall not have been any event that had a Material Adverse Effect, or any development involving a prospective change that would have a Material Adverse Effect, whether or not arising in the ordinary course of business;

                  (2) since the date of the latest balance sheet included in the Offering Memorandum, there has not been any material change, or any development involving a prospective change, in the capital stock or in the long-term debt or material increase in short term debt of the Company and its subsidiaries, considered in the aggregate, from that set forth in the Offering Memorandum; and

                  (3) on the Closing Date, the Initial Purchasers shall have received certificates dated the Closing Date, signed on behalf of the Company and the Subsidiary Guarantors by the principal executive officer and the principal financial or accounting officer of the Company and each Subsidiary Guarantor, confirming as of the Closing Date, all matters set forth in Sections 9(a), (b) and (c) hereof with respect to the Company and the Subsidiary Guarantors, as applicable.

                  (d) The Initial Purchasers shall have received on the Closing Date an opinion (satisfactory to the Initial Purchasers and counsel to the Initial Purchasers) dated the Closing Date, of Squire, Sanders & Dempsey L.L.P., counsel for the Company and the Subsidiary Guarantors, to the effect that:

                           (1) The Company and each of the Subsidiary Guarantors
                  (A) is a corporation validly existing and in good standing under the laws of its respective jurisdiction of incorporation and (B) has requisite corporate power and authority to carry on its respective business as it is currently being conducted and to own, lease and operate its respective properties.

                           (2) The Company has all necessary corporate power and
                  authority to execute, deliver and perform its obligations under each of the Operative Documents, and the New Credit Agreement and to consummate the transactions contemplated by the Operative Documents, and the New Credit Agreement, and to issue, sell and deliver the Series A Senior Notes pursuant to this Agreement.

                           (3) To the extent a party thereto, each of the
                  Subsidiary Guarantors has all necessary corporate power and authority to execute, deliver and perform its obligations under the Operative Documents, the Subsidiary Credit Guaranty Agreements and the Subsidiary Security Agreements and to consummate the transactions contemplated by the Operative Documents, the Subsidiary Credit Guaranty Agreements and the Subsidiary Security Agreements and to issue and deliver the Subsidiary Guarantees pursuant to this Agreement.

                           (4) None of (A) the execution, delivery or
                  performance by the Company and the Subsidiary Guarantors of this Agreement, the New Credit Agreement, the Subsidiary Credit Guaranty Agreements, the Subsidiary Security Agreements and the other Operative Documents, (B) the issuance and sale of the Senior Notes by the Company, (C) the issuance of the Subsidiary Guarantees by the Subsidiary Guarantors and (D) the consummation by the Company and the Subsidiary Guarantors of the transactions described in the Offering Memorandum under the caption "Use of Proceeds," will conflict with or constitute a breach of any of the terms or provisions of, or a default under, or result in the imposition of a Lien on any properties of the Company or any of the Subsidiary Guarantors, or an acceleration of indebtedness pursuant to, (1) the charter or bylaws of any of the Company or any of the Subsidiary Guarantors, (2) any bond, debenture, note, or other evidence of indebtedness or any indenture, mortgage, deed of trust or other contract, lease or other instrument set forth on Schedule V hereto or (3) any law or administrative regulation applicable to the Company, any of the Subsidiary Guarantors, or any of their assets or properties, or any judgment, order or decree of any court or governmental agency or authority entered in any proceeding to which the

                  Company or any of the Subsidiary Guarantors was or is now a party or to which any of them or their respective properties may be subject or bound and which is known to such counsel.

                           (5) No consent, approval, authorization or order of,
                  or filing or registration with, any regulatory body, administrative agency, or other governmental agency (except as securities or Blue Sky laws of the various states may require) or pursuant to the terms of any agreement or other instrument set forth on Schedule V hereto, that have not been made or obtained prior to the Closing Date or, in the case of the Registration Rights Agreement and the transactions contemplated thereby, will be obtained or made, is required for the execution, delivery and performance of the Operative Documents, the New Credit Agreement, the Subsidiary Credit Guaranty Agreements, the Subsidiary Security Agreements and the valid issuance and sale of the Series A Senior Notes and the Subsidiary Guarantees except where the failure to obtain such consents, approvals, authorizations or orders would not have a Material Adverse Effect.

                           (6) This Agreement has been duly authorized, executed
                  and delivered by the Company and the Subsidiary Guarantors.

                           (7) The Indenture has been duly authorized, executed
                  and delivered by the Company and the Subsidiary Guarantors and (assuming the due execution and delivery thereof by the Trustee) is a legally valid and binding obligation of the Company and the Subsidiary Guarantors, enforceable against the Company and the Subsidiary Guarantors in accordance with its terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally and (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity).

                           (8) The Series A Senior Notes have been duly
                  authorized, issued and authenticated in accordance with the terms of the Indenture and are the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally and (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity).

                           (9) The Series B Senior Notes have been duly
                  authorized by the Company and, when issued and authenticated in accordance with the terms of the Exchange Offer and the Indenture, will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally and (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity).

                           (10) The Subsidiary Guarantees endorsed on the Series
                  A Senior Notes by the Subsidiary Guarantors have been duly authorized and, when the Series A Senior Notes are executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Subsidiary Guarantees endorsed thereon will be entitled to the benefits of the Indenture and will be legally valid and binding obligations of the Subsidiary Guarantors, enforceable in accordance with their terms except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally and (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity).

                           (11) When the Series B Senior Notes are executed and
                  authenticated in accordance with the provisions of the Indenture and delivered in exchange for Series A Senior Notes in accordance with the Indenture and the Exchange Offer, the Subsidiary Guarantees endorsed thereon will be entitled to the benefits of the Indenture and will be legally valid and binding obligations of the Subsidiary Guarantors, enforceable in accordance with their terms except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally and (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity).

                           (12) The Registration Rights Agreement has been duly
                  authorized, executed and delivered by the Company and the Subsidiary Guarantors and (assuming the due execution and delivery thereof by the Initial Purchasers) is a legally valid and binding obligation of the Company and the Subsidiary Guarantors, enforceable against the Company and the Subsidiary Guarantors in accordance with its terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally, (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity) and (iii) limited by securities laws prohibiting or limiting the availability of, and public policy against, indemnification or contribution.

                           (13) The New Credit Agreement has been duly
                  authorized, executed and delivered by the Company and (assuming the due execution and delivery thereof by the other parties thereto) is a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be
                  (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally and (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity).

                           (14) The Subsidiary Credit Guaranty Agreement of A.B.
                  Dick has been duly authorized, executed and delivered by A.B. Dick and (assuming the due execution and delivery thereof by the other parties thereto) is a legally valid and binding obligation of A.B. Dick, enforceable against A.B. Dick in accordance with its terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally and (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity).

                           (15) The Subsidiary Credit Guaranty Agreement of
                  Curtis has been duly authorized, executed and delivered by Curtis and (assuming the due execution and delivery thereof by the other parties thereto) is a legally valid and binding obligation of Curtis, enforceable against Curtis in accordance with its terms, except as the enforceability thereof may be
                  (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally and (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity).

                           (16) The Subsidiary Security Agreement of A.B. Dick
                  has been duly authorized, executed and delivered by A.B. Dick and (assuming the due execution and delivery thereof by the other parties thereto) is a legally valid and binding obligation of A.B. Dick, enforceable against A.B. Dick in accordance with its terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally and (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity).

                           (17) The Subsidiary Security Agreement of Curtis has
                  been duly authorized, executed and delivered by Curtis and (assuming the due execution and delivery thereof by the other parties thereto) is a legally valid and binding obligation of Curtis, enforceable against Curtis in accordance with its terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally and (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity).

                           (18) The Tax Payment Agreement has been duly
                  authorized, executed and delivered by the Company and its subsidiaries and is a legally valid and binding obligation of the Company and its subsidiaries, enforceable against the Company and its subsidiaries in accordance with its terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally and (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity).

                           (19) The Management Agreement has been duly
                  authorized, executed and delivered by the Company and is a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally, (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity) and (iii) limited by securities laws prohibiting or limiting the availability of, and public policy against, indemnification or contribution.

                           (20) The Series A Senior Notes, the Series B Senior
                  Notes, the Subsidiary Guarantees to be endorsed on the Series A Senior Notes, the Subsidiary Guarantees to be endorsed on the Series B Senior Notes, the Indenture, the Registration Rights Agreement, the New Credit Agreement, the Subsidiary Credit Guaranty Agreements, the Subsidiary Security Agreements, the Tax Payment Agreement and the Management Agreement conform in all material respects to the descriptions thereof contained in the Offering Memorandum.

                           (21) The statements in the Offering Memorandum under
                  the caption "Certain United States Federal Income Tax Considerations for Non-United States Holders," insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, fairly present in all material respects such legal matters, documents and proceedings.

                           (22) None of the Company or the Subsidiary Guarantors
                  is (a) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended or (b) a "holding company" or a "subsidiary company" of a holding company or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended or (c) subject to regulation under the Federal Power Act, the Interstate Commerce Act or any federal or state statute or regulation limiting its respective ability to incur indebtedness for borrowed money.

                           (23) When the Series A Senior Notes are issued and
                  delivered pursuant to this Agreement, such Series A Senior Notes will not be of the same class (within the meaning of Rule 144A under the Act) as securities of the Company that are listed on a national securities exchange registered under
                  Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

                           (24) The Indenture conforms as to form in all
                  material respects with the requirements of the TIA, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder. The Indenture is not required to be qualified under the Trust Indenture Act prior to the first to occur of (i) the Exchange Offer and (ii) the effectiveness of the Shelf Registration Statement.

                           (25) No registration under the Act of the Series A
                  Senior Notes is required for the sale of the Series A Senior Notes to the Initial Purchasers as contemplated hereby or for the Exempt Resales as described in the Offering Memorandum (assuming (i) that the Eligible Purchasers who buy the Series A Senior Notes in the Exempt Resales are QIBs or Regulation S Purchasers and (ii) the accuracy of, and compliance with, the representations of the Initial Purchasers and those of the Company contained in Sections 6 and 7 hereof.

                           (26) To the best knowledge of such counsel, no
                  injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Series A Senior Notes and no stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or suspending the qualification or exemption from qualification of the Series A Senior Notes for sale in any jurisdiction designated by the Initial Purchasers pursuant to
                  Section 5(f) hereof shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or, to the best knowledge of such counsel, be contemplated.

                  In addition, such counsel shall state that it has participated in conferences with representatives of the Company, representatives of the Subsidiary Guarantors, representatives of the Company's and the Subsidiary Guarantors' accountants, each Initial Purchaser's representatives and counsel for the Initial Purchasers, at which conferences the contents of the Offering Memorandum and related matters were discussed, and, although such counsel has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum, lawyers of such counsel responsible for this matter who actively participated in the preparation of the Offering Memorandum are not presently aware of any information that came to their attention in the course of the performance of the services referred to herein that leads such counsel to believe that the Offering Memorandum, on the date thereof or on the date of such opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no view with respect to the financial statements, financial information and related notes included in the Offering Memorandum).

                  Such counsel may set forth such assumptions, qualifications and definitions as are customary in opinions of this nature and may rely upon certificates as to factual matters and from public officials. Such opinion may be limited to federal, Delaware, New York and Ohio law.

                  (e) The Initial Purchasers shall have received on the Closing Date an opinion (satisfactory to the Initial Purchasers and counsel to the Initial Purchasers), dated the Closing Date, of Larry J. Carlini, as counsel for the Company and the Subsidiary Guarantors, to the effect that:

                           (1) To the best of such counsel's knowledge, the
                  Company and each of the Subsidiary Guarantors is duly qualified and in good standing as a foreign corporation registered to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.

                           (2) All of the outstanding shares of capital stock of
                  or other ownership interests in the Company and each of the Subsidiary Guarantors has been duly authorized and validly issued, is fully paid and nonassessable; the outstanding shares of capital stock of or other ownership interests in each of the Company's subsidiaries have not been issued in violation of any preemptive or similar rights and to the best of such counsel's knowledge are owned free and clear of any Lien.

                           (3) To the best of such counsel's knowledge, except
                  as disclosed in the Offering Memorandum, there are not any outstanding, subscriptions, rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interests in the Company or any of its subsidiaries.

                           (4) None of the Company or any of the Subsidiary
                  Guarantors (i) is in violation of its respective charter or bylaws, or (ii) to the best knowledge of such counsel after due inquiry is in default in the performance of any term, provision, obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or other contract, lease or other instrument, to which the Company or any of the Subsidiary Guarantors is a party or to which any of them or their respective properties may be subject or bound, except in the case of clause (ii) for such defaults that, singly or in the aggregate, would not have a Material Adverse Effect.

                           (5) To the best knowledge of such counsel after due
                  inquiry, there is (i) no action, suit, proceeding or investigation before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending, threatened or contemplated to which the Company or any of its subsidiaries is or may be a party or to which the business or property of the Company or any of its subsidiaries is subject or (ii) no injunction, restraining order or order of any nature by a federal or state court or other tribunal of competent jurisdiction applicable to the Company or any of its subsidiaries has been issued that, in the case of clauses (i) and (ii) above in the reasonable judgment of such counsel, (A) is required to be disclosed in the Offering Memorandum and that is not so disclosed, (B) might have a Material Adverse Effect, (C) would interfere with or adversely affect the issuance of the Series A Senior Notes and the Subsidiary Guarantees, or (D) in any manner draw into question the validity of the Operative Documents the Series A Senior Notes or Subsidiary Guarantees.

                           (6) To the best knowledge of such counsel, there is
                  no law, statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or proposed by any governmental body that in the reasonable judgment of such counsel, (A) is required to be disclosed in the Offering Memorandum and that is not so disclosed, (B) might have a Material Adverse Effect, (C) would interfere with or adversely affect the issuance of the Series A Senior Notes and the Subsidiary Guarantees, or (D) in any manner draw into question the validity of the Operative Documents the Series A Senior Notes or Subsidiary Guarantees.

                           (7) Such counsel is not aware of any violation by the
                  Company or any of its subsidiaries of any Environmental Law or any provisions of ERISA, any provisions of the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder, except for such violations that, singly or in the aggregate, would not have a Material Adverse Effect.

                           (8) To the best of such counsel's knowledge after due
                  inquiry, there are no contracts, agreements or understandings between the Company or any Subsidiary Guarantor and any person granting such person the right to require the Company or such Subsidiary Guarantor to file a registration statement under the Act with respect to any securities of the Company or such Subsidiary Guarantor or to require the Company or such Subsidiary Guarantor to include such securities with the Senior Notes and the Subsidiary Guarantees pursuant to any Registration Statement.

                  In addition, such counsel shall state that he has participated in conferences with representatives of the Company, representatives of the Subsidiary Guarantors, outside counsel for the Company and the Subsidiary Guarantors, representatives of the Company's and the Subsidiary Guarantors' accountants, each Initial Purchaser's representatives and counsel for the Initial Purchasers, at which conferences the contents of the Offering Memorandum and related matters were discussed, and, although such counsel has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum, he is not presently aware of any information that came to his attention in the course of the performance of the services referred to herein that leads such counsel to believe that the Offering Memorandum, on the date thereof or on the date of such opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no view with respect to the financial statements, financial information and related notes included in the Offering Memorandum).

                  Such counsel may set forth such assumptions, qualifications and definitions as are customary in opinions of this nature and may rely upon certificates as to factual matters and from public officials. Such opinion may be limited to federal, Delaware and Ohio law.

                  (f) The Initial Purchasers shall have received on the Closing Date an opinion, dated the Closing Date, of Latham & Watkins, in form and substance satisfactory to the Initial Purchasers, and the Company and the Subsidiary Guarantors shall have provided Latham & Watkins such papers and information as it requests to enable it to pass upon the matters contained in such opinion.

                  (g) The Initial Purchasers shall have received letters from Ernst & Young LLP, independent public accountants with respect to the Company, on the date hereof and on the Closing Date, in form and substance satisfactory to the Initial Purchasers, with respect to the financial statements and certain financial information contained in the Offering Memorandum.

                  (h) The Company, the Subsidiary Guarantors and the Trustee shall have entered into the Indenture and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

                  (i) The Company, the Subsidiary Guarantors and the Initial Purchasers shall have entered into the Registration Rights Agreement and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

                  (j) The Company shall have entered into the New Credit Agreement (the form and substance of which shall be reasonably acceptable to the Initial Purchasers) and the Initial Purchasers shall have received counterparts, conformed as executed, thereof and of all other documents and agreements entered into in connection therewith.

                  (k) Each of A.B. Dick and Curtis shall have entered into its Subsidiary Credit Guaranty Agreement (the form and substance of which shall be reasonably acceptable to the Initial Purchasers) and the Initial Purchasers shall have received counterparts, conformed as executed, thereof and of all other documents and agreements entered into in connection therewith.

                  (l) Each of A.B. Dick and Curtis shall have entered into its Security Agreement (the form and substance of which shall be reasonably acceptable to the

         Initial Purchasers) and the Initial Purchasers shall have received counterparts, conformed as executed, thereof and of all other documents and agreements entered into in connection therewith.

                  (m) There shall exist at and as of the Closing Date (after giving effect to the transactions contemplated by this Agreement) no conditions that would constitute a default (or an event that with notice or the lapse of time, or both, would constitute a default) under the New Credit Agreement.

                  (n) On the Closing Date, the Company and its subsidiaries shall have entered into the Tax Payment Agreement (the form and substance of which shall be reasonably acceptable to the Initial Purchasers), and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

                  (o) On the Closing Date, the Company shall have entered into the Management Agreement (the form and substance of which shall be reasonably acceptable to the Initial Purchasers), and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

                  (p) The Company shall have given to the trustee under the indenture governing the 13 1/8% Senior Subordinated Debentures due 2003 (the "DEBENTURES") of Curtis irrevocable instructions to redeem all of Curtis' outstanding Debentures and shall have delivered irrevocable notice of prepayment to the holders all outstanding notes issued in connection with the acquisition of Curtis (the "CURTIS ACQUISITION NOTES") by the Company.

                  (q) The lenders of the Indebtedness to be refinanced by the Company as set forth in the Offering Memorandum under the caption "Use of Proceeds" other than the Curtis Acquisition Notes and the Debentures shall have delivered evidence satisfactory to the Initial Purchasers in connection with the Company's repayment and termination of such Indebtedness, and the Company shall have delivered such letters or such other evidence to the Initial Purchasers.

                  (r) The Series A Senior Notes shall have been approved for listing by the NASD for trading and duly listed in PORTAL.

                  (s) The Company and the Subsidiary Guarantors shall have fully performed or complied with any of the agreements herein contained and required to be performed or complied with by the Company and the Subsidiary Guarantors on or prior to the Closing Date.

                  (t) Latham & Watkins shall have been furnished with such documents, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 9 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

                  (u) Prior to the Closing Date, the Company shall have furnished to the Initial Purchasers such further information, certificates and documents as the Initial Purchasers may reasonably request.

         10. EFFECTIVENESS OF AGREEMENT AND TERMINATION. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

         This Agreement may be terminated at any time on or prior to the Closing Date by the Initial Purchasers by written notice to the Company if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in the Initial Purchasers' judgment, is material and adverse and, in the Initial Purchasers' judgment, makes it impracticable to market the Series A Senior Notes on the terms and in the manner contemplated in the Offering Memorandum, (ii) the suspension or material limitation of trading generally in securities or other instruments on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the suspension of trading of any securities of the Company or any Subsidiary Guarantor on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in the opinion of the Initial Purchasers materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the opinion of the Initial Purchasers has a material adverse effect on the financial markets in the United States and would in the Initial Purchasers' judgment make it impracticable or inadvisable to market the Series A Senior Notes or to enforce contracts for the sales of the Series A Senior Notes.

         If on the Closing Date either Initial Purchaser shall fail or refuse to purchase the Series A Notes that it or they have agreed to purchase hereunder on such date and the aggregate principal amount of the Series A Notes that such defaulting Initial Purchaser agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Series A Notes to be purchased on such date by both Initial Purchasers, the non-defaulting Initial

Purchaser shall be obligated to purchase the Series A Note that such defaulting Initial Purchaser agreed but failed or refused to purchase on such date; provided that in no event shall the aggregate principal amount of the Series A Notes that either Initial Purchaser has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of the Series A Notes without the written consent of such Initial Purchaser. If on the Closing Date either Initial Purchaser shall fail or refuse to purchase the Series A Notes and the aggregate principal amount of the Series A Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the Series A Notes to be purchased by both Initial Purchasers and arrangements satisfactory to the Initial Purchasers and the Company for purchase of such Series A Notes are not made within 48 hours after such default, this Agreement will terminate without liability on the part of the non-defaulting Initial Purchaser and the Company. In any such case that does not result in a termination of this Agreement, either the non-defaulting Initial Purchaser or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Offering Memorandum or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

         11. MISCELLANEOUS. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company or any Subsidiary Guarantor, to Paragon Corporate Holding Inc., 5700 West Touhy Avenue, Niles, Illinois 60714, Attention John Fountain, with a copy to Squire, Sanders & Dempsey L.L.P., 4900 Key Tower, 127 Public Square, Cleveland, Ohio 44114,
Attention: Jeffrey Margulies, Esq. and (ii) if to the Initial Purchasers, Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department with a copy to Latham & Watkins, 885 Third Avenue, New York, New York 10022, Attention: Kirk Davenport, Esq. or in any case to such other address as the person to be notified may have requested in writing.

         The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, the Subsidiary Guarantors and each Initial Purchaser set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Series A Senior Notes, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of each Initial Purchaser, the officers or directors of such Initial Purchaser, any person controlling such Initial Purchaser, the Company, any Subsidiary Guarantor, the officers or directors of the Company or any Subsidiary Guarantor, or any person controlling the Company or any Subsidiary Guarantor, (ii) acceptance of the Series A Senior Notes and payment for them hereunder and (iii) termination of this Agreement.

         If for any reason the Series A Senior Notes are not delivered by or on behalf of the Company as provided herein (other than as a result of any termination of this Agreement pursuant to Section 10), the Company and each Subsidiary Guarantor, jointly and severally, agree to reimburse the Initial Purchasers for all out-of-pocket expenses (including the reasonable fees and disbursements of counsel) reasonably incurred by them in connection with the transactions contemplated by this Agreement. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 5(j) hereof. The Company and each Subsidiary Guarantor also agree, jointly and severally, to reimburse each Initial Purchaser and its officers, directors and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act for any and all fees and expenses (including without limitation the fees and expenses of counsel) incurred by them in connection with enforcing their rights under this Agreement (including without limitation its rights under Section 8).

         Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Subsidiary Guarantors, each Initial Purchaser, such Initial Purchaser's directors and officers, any controlling persons referred to herein, the directors of the Company and the Subsidiary Guarantors and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Series A Senior Notes from the Initial Purchasers merely because of such purchase.

         THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

                            [signature pages follow]

         Please confirm that the foregoing correctly sets forth the agreement among the Company, the Subsidiary Guarantors and the Initial Purchasers.


                                         Very truly yours,

                                         PARAGON CORPORATE HOLDINGS INC.


                                         By: /s/ John H. Fountain
                                             ----------------------------
                                              Name: John H. Fountain
                                              Title: Authorized Officer


                                         A.B. DICK COMPANY


                                         By: /s/ John H. Fountain
                                             ----------------------------
                                              Name: John H. Fountain
                                              Title: Authorized Officer


                                         ITEK GRAPHIX CORP.


                                         By: /s/ John H. Fountain
                                             ----------------------------
                                              Name: John H. Fountain
                                              Title: Authorized Officer


                                         CURTIS INDUSTRIES, INC.


                                         By: /s/ John H. Fountain
                                             ----------------------------
                                              Name: John H. Fountain
                                              Title: Authorized Officer


                                         CURTIS SUB, INC.


                                         By: /s/ John H. Fountain
                                             ----------------------------
                                              Name: John H. Fountain
                                              Title: Authorized Officer

The foregoing Purchase Agreement
is hereby confirmed and accepted
as of the date first above written.


DONALDSON, LUFKIN & JENRETTE
SECURITIES CORPORATION



By: /s/ William J. R. Wilson
    ---------------------------
    Name: William J. R. Wilson
    Title: Vice President



CIBC OPPENHEIMER CORP.




By: /s/ Brian J. Gerson
    ---------------------------
    Name: Brian J. Gerson
    Title: Managing Director